AMERICAN PENSION INVESTORS TRUST

                  YORKTOWN MANAGEMENT & RESEARCH COMPANY, INC.

                                 CODE OF ETHICS

                        (REVISED AS OF FEBRUARY 1, 2005)



1.  Purpose
    -------

          This Code of Ethics ("Code") has been adopted in accordance with Rule 17j-1(c) under the Investment Company Act of 1940, as amended (the "Act") and Rule 204A-1 under the Investment Advisers Act of 1940, as amended ("Advisers Act") with respect to American Pension Investors Trust ("Trust") and Yorktown Management & Research Company, Inc. ("Adviser"). Rule 17j-1 generally proscribes fraudulent or manipulative practices with respect to purchases or sales of Securities held or to be acquired by investment companies, if effected by associated persons of such companies. The purpose of this Code is to provide regulations and procedures consistent with the Act and Rule 17j-1 designed to give effect to the general prohibitions set forth in Rule 17j-1(b) set forth below and the Advisers Act and Rule 204A-1.


          (b) Unlawful Actions. It is unlawful for any affiliated person of or principal underwriter for a [registered investment company], or any affiliated person of an investment adviser of or principal underwriter for a [registered investment company], in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the [registered investment company]:

               (1) To employ any device, scheme or artifice to defraud the [registered investment company];

               (2) To make to any untrue statement of a material fact to the [registered investment company] or omit to state a material fact necessary in order to make the statements made to the [registered investment company], in light of the circumstances under which they are made, not misleading;

               (3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the [registered investment company]; or

               (4) To engage in any manipulative practice with respect to the [registered investment company].

2.   Standards of Business Conduct
     -----------------------------

          The following general fiduciary principles and standards of business conduct shall govern personal investment activities and the interpretation and administration of this Code:

     (a)  The interests of advisory clients must be placed first at all times.

     (b) All personal securities transactions must be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility.

     (c) Supervised person should not take inappropriate advantage of their positions.

     (d)  Supervised person must comply with applicable securities laws.

3.   Definitions
     -----------

     (a)  "Access person" means the following:


          (i) with respect to the Adviser, means any of the Adviser's Supervised persons:

               (1) who has access to nonpublic information regarding any client's purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Reportable fund, or

               (2) who is involved in making securities recommendations to clients, or who has access to such recommendations to clients, or who has access to such recommendations that are nonpublic; and

          (ii) with respect to the Trust, each trustee and officer of the Trust, except each Disinterested Trustee, as defined below.

     (b)  "Adviser" means Yorktown Management & Research Company, Inc.

     (c) "Advisory person" means (i) any employee of the Trust or of any company in a control relationship to the Trust, who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Trust who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of a Security.

     (d) A Security is "being considered for purchase or sale" when a recommendation to purchase or sell a Security (including any option to purchase or sell a Security) has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     (e) A Security (including any option to purchase or sell, and any Security convertible into or exchangeable for a Security) is being "held for or to be acquired" if within the most recent 15 days it (i) is or has been held by the Trust; or (ii) is being considered by the Trust or the Adviser for purchase by the Trust.

     (f) "Automatic investment plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

     (g) "Beneficial ownership" shall be interpreted in the same manner as the definition of "beneficial owner" set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (the "Exchange Act"), and shall refer to any Security in which an access person has or acquires, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise a direct or indirect pecuniary interest. (see Annex A).

     (h) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Act.

     (i) "Disinterested Trustee" means a trustee of the Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the Act and who would be required to make a report under this Code solely by reason of being a trustee of the Trust.

     (j) "Limited offering" means an offering that is exempt from registration under the Securities Act of 1933 (the "Securities Act") pursuant to sections 4(2) or 4(6) or pursuant to Rules 504, 505, or 506 thereunder.

     (k) "Initial Public Offering" means an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

     (l) "Investment personnel" means (i) any employee of the Trust or the Adviser (or any company in a control relationship to either) who, in connection with his regular functions or duties, makes or participates in making recommendations made to the Trust regarding the purchase or sale of a security by the Trust; and (ii) any natural person who controls the Trust or the Adviser and who obtains information concerning recommendations made to the Trust regarding the purchase or sale of a security by the Trust.

     (m) "Purchase or sale of a Security" includes, INTER ALIA, the writing of an option to purchase or sell a Security.

     (n) "Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include (i) direct obligations of the Government of the United States, (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, (iii) shares issued by money market funds; (iv) shares issued by open-end funds other than Reportable funds; and (v) shares issued by unit investment trusts that are invested exclusively in one or more open-end investment companies, none of which are Reportable funds.

     (o) "Reportable fund" means (i) any fund for which the Adviser serves as an investment adviser as defined in section 2(a)(20) of the Act; or
          (ii) any fund whose investment adviser or principal underwriter controls the Adviser, is controlled by the Adviser, or is under common control with the Adviser. For purposes of this section, control has the same meaning as it does in section 2(a)(9) of the Act.

     (p) "Supervised person" is any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of the Adviser, or other person who provides investment advice on behalf of the Adviser and is subject to the supervision and control of the Adviser.

4.   Prohibited Purchases and Sales
     ------------------------------

     (a) No access person shall purchase or sell directly or indirectly, any Security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his actual knowledge at the time of such purchase or sale: (i) is being considered for purchase or sale by the Trust; or (ii) is being purchased or sold by the Trust.

     (b) No access person shall reveal to any other person (except in the normal course of his or her duties on behalf of the Trust) any information regarding securities transactions by the Trust or consideration by the Trust or the Adviser of any such securities transaction.

     (c) No access person shall recommend any securities transaction by the Trust without having disclosed his or her interest, if any, in such Securities or the issuer thereof, including without limitation (i) his or her direct or indirect beneficial ownership of any Securities of such issuer; (ii) any contemplated transaction by such person in such Securities; (iii) any position with such issuer or its affiliates; and
          (iv) any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other; PROVIDED, HOWEVER, that in the event the interest of such access person in such

          Securities or issuer is not material to his or her personal net worth and any contemplated transaction by such person in such Securities cannot reasonably be expected to have a material adverse effect on any such transaction by the Trust or on the market for the securities generally, such access person shall not be required to disclose his or her interest in the Securities or issuer thereof in connection with any such recommendation.

5.   Exempted Transactions
     ---------------------

          The prohibitions of Section 3 of this Code shall not apply to:

          (a) Purchases or sales effected in any account over which the access person has not direct or indirect influence or control.

          (b) Purchases or sales of securities which are not eligible for purchase or sale by any series of the Trust.

          (c) Purchases or sales which are nonvolitional on the part of either the access person or the Trust.

          (d)  Purchases  which  are  part  of  an  automatic   investment  plan
               (provided,   however,  that  any  transaction  that  overrides  a
               predetermined schedule must be reported on Appendix B or C).

          (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

          (f) Purchases or sales of shares of open-end investment companies except for purchases or sales of shares of Reportable funds (other than money market funds).

          (g) Purchases or sales which are only remotely potentially harmful to the Trust because they would be very unlikely to affect a highly institutional market, or because they clearly are not related economically to the securities to be purchased, sold or held by the Trust.

6.   Reporting
     ---------

     (a)  Personal Accounts and Holdings
          ------------------------------

          (i) Every Access Person shall submit a copy of the report set forth at Exhibit A to Charles Foster not later than ten days of becoming an access person, and an updated copy of such report annually thereafter. Information in the initial report must be as of a date no more than 45 days prior to the date before the person becomes an Access Person and the information in an annual report must be current as of a date within 45 days of the report's submission. Mr. Foster shall submit an updated copy of such report annually to David Basten.

          (ii) Every Access Person shall report on any securities account the access person maintains with a broker, dealer or bank and any Security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Security; provided, however, that an access person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence.

     (b)  Quarterly Transaction Reports
          -----------------------------

          (i) Every access person shall submit a copy of the report set forth at Exhibit B or C, as applicable, to Charles Foster not later than thirty days after the end of every calendar quarter. Mr. Foster shall submit a copy of the report set forth at Exhibit B to David Basten not later than ten days after the end of every calendar quarter.

          (ii) Every access person shall report on transactions in any Security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Security; provided, however, that an access person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence.

          (iii) A Disinterested Trustee only shall submit a copy of a report on transactions where such Trustee, at the time of that transaction, knew or, in the ordinary course of fulfilling his official duties as a Trustee of the Trust, should have known that, during the 15-day period immediately preceding the date of the transaction by the Trustee, such Security is or was purchased or sold by the Trust or was being considered for purchase or sale by the Trust or its investment adviser.

     (c)  Annual Certifications
          ---------------------

          Each access person will be furnished with a copy of this Code and any amendments thereto. Each access person must certify annually that he or she has read and understands the Code and recognizes that he or she is subject to the Code. In addition, each access person must certify annually that he or she has complied with the requirements of the Code and that he or she disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code. The certificate is set forth as Exhibit D.

     (d)  Annual Board Report
          -------------------

          No less frequently than annually, the Trust and the Adviser each shall furnish to the Board, and the Board must consider, a written report that:

          (i) Describes any issues arising under its code or procedures related thereto since the last report to the Board, including information about material violations of its code or the procedures related thereto and sanctions imposed in response to any violation; and

          (ii) Certifies that it has adopted procedures reasonable necessary to prevent access persons from violating its code.

7.   Administration of the Code
     --------------------------

          Each supervised person must report any violations of the Code promptly to Charles Foster.

8.   Pre-approval of Investments in Initial Public Offerings and Limited
     Offerings
     -------------------------------------------------------------------

          All investment personnel shall obtain approval from Charles Foster before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or a Limited Offering.

9.   Material Changes to this Code
     -----------------------------

          The Board (including a majority of Disinterested Trustees) shall approve any material change to this Code within six months of such a change. Prior to approving any such change, the Board must receive a certification from the Trust that it has adopted procedures reasonably necessary to prevent access persons from violating this Code.

10.  Sanctions
     ---------

          Upon discovering a violation of this Code, the Board may impose such sanctions as it deems appropriate, including, INTER ALIA, a letter of censure or suspension or termination of the employment of the violator.

Annex A
-------

          The term "beneficial ownership" of securities would include not only ownership of securities held by an access person for his or her own benefit, whether in bearer form or registered in his or her own name or otherwise, but also ownership of securities held for his or her benefit by others (regardless of whether or how they are registered), such as custodians, brokers, executors, administrators, or trustees (including trusts in which he or she has only a remainder interest), and securities held for his or her account be pledgees, securities owned by a partnership in which he or she is a member, and securities owned by any trust which he or she should regard as a personal holding trust. Correspondingly, this term would exclude securities held by an access person for the benefit of someone else.

          Ordinarily, this term would not include securities held by executors or administrators in estates in which an access person is a legatee or beneficiary unless there is a specific legacy to such person of such securities or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than one year after the decedent's death.

          Securities held in the name of another should be considered as "beneficially" owned by an access person where such person enjoys "benefits substantially equivalent to ownership." The Securities and Exchange Commission has said that, although final determination of beneficial ownership is a question to be determined in the light of the facts of a particular case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Absent special circumstances, such relationship ordinarily results in such person obtaining benefits substantially equivalent to ownership, e.g., application of the income derived from such securities to maintain a common home, to meet expenses which such person otherwise would meet from other sources, or the ability to exercise a controlling influence over the purchase, sale or voting or such securities.

          An access person also may be regarded as the beneficial owner of securities held in the name of another person if, by reason of any contract, understanding, relationship, agreement or other arrangement, he obtains therefrom benefits substantially equivalent to those of ownership. Moreover, the fact that the holder is a relative or relative of a spouse and sharing the same home as an access person may in itself indicate that the access person would obtain benefits substantially equivalent to those of ownership from securities held in the name of such relative. Thus, absent countervailing facts, it is expected that securities held by relatives who share the same home as an access person will be treated as being beneficially owned by the access person.

          An access person also is regarded as the beneficial owner of securities held in the name of a spouse, minor child or other person, even though he does not obtain therefrom the aforementioned benefits or ownership, if he can vest or revest title in himself at once or at some future time.

                                    EXHIBIT A
                                    ---------
                         DISCLOSURE OF PERSONAL HOLDINGS
                         -------------------------------

     This form is to be submitted to Charles Foster(1) by all "Access Persons" upon commencement of employment with the Trust or the Adviser or upon becoming an "Access Person" if previously employed by the Trust or the Adviser, and shall be updated not less than annually thereafter.

     I hereby certify that the following is a complete list of accounts in my name and accounts for which I have a power of attorney, I act in a fiduciary capacity or have significant control (such as accounts for a spouse or child) and the Securities which are currently held in such accounts:

     NAME AND ADDRESS OF BROKER/DEALER                 ACCOUNT NUMBER*

----------------------------------------      ----------------------------------

                                              ----------------------------------

----------------------------------------      ----------------------------------
* If you are updating this form because you have established a new securities account during the period in which you are submitting a Securities Transaction Certification Report, please also indicated the date on which the account was established.

THE INFORMATION REGARDING SECURITIES BENEFICIALLY OWNED BY ME, BUT NOT HELD IN ANY BROKERAGE ACCOUNT IS AS FOLLOWS


       COMPANY               TITLE OF SECURITY/EXCHANGE    NUMBER OF SECURITIES/
                                TICKER SYMBOL/CUSIP        SHARES HELD/PRINCIPAL
                                      NUMBER                      AMOUNT


---------------------------  --------------------------    ---------------------

---------------------------  --------------------------    ---------------------

---------------------------  --------------------------    ---------------------

---------------------------  --------------------------    ---------------------

INFORMATION IN THIS REPORT MUST BE CURRENT AS OF A DATE NO MORE THAN 45 DAYS PRIOR TO THE DATE YOU BECAME AN ACCESS PERSON. FOR ANNUAL REPORTS, THE INFORMATION CONTAINED IN THIS REPORT MUST BE CURRENT AS OF A DATE NO MORE THAN 45 DAYS PRIOR TO THE REPORT'S SUBMISSION.

                                    SIGNATURE:______________________________

                                    PRINT NAME:_____________________________

                                    DATED:__________________________________

--------------------
(1) Mr. Foster shall submit this Form to David Basten on an annual basis.

                                    EXHIBIT B
                   SECURITIES TRANSACTION CERTIFICATION REPORT
                   FOR THE QUARTER ENDED ____________________


TO:    CHARLES FOSTER OR DAVID BASTEN
      ---------------------------------------------------------
FROM:
      ---------------------------------------------------------


I HEREBY CERTIFY THAT THE SECURITIES DESCRIBED BELOW WERE PURCHASED OR SOLD ON THE DATE(S) INDICATED. SUCH SECURITIES WERE PURCHASED OR SOLD IN RELIANCE UPON PUBLIC INFORMATION LAWFULLY OBTAINED BY ME THROUGH INDEPENDENT RESEARCH. MY DECISION TO ENTER INTO SUCH TRANSACTION(S) WAS NOT BASED UPON INFORMATION OBTAINED AS A RESULT OF MY EMPLOYMENT AT THE TRUST OR THE ADVISER.


SECURITIES PURCHASED/ACQUIRED

                                           Number of Shares or                                                Name of
      Security              Trade               Principal            Per Share           Total             Broker, Dealer
    Description             Date                 Amount                Price             Amount               or Bank


------------------    ----------------     -------------------     --------------   ----------------     --------------------
------------------    ----------------     -------------------     --------------   ----------------     --------------------

SECURITIES SOLD/DISPOSED

                                           Number of Shares or                                                Name of
      Security              Trade               Principal            Per Share           Total             Broker, Dealer
    Description             Date                 Amount                Price             Amount               or Bank

------------------    ----------------     -------------------     --------------   ----------------     --------------------
------------------    ----------------     -------------------     --------------   ----------------     --------------------


NEW SECURITIES ACCOUNTS

____ During the period covered by this report, I have NOT established a securities account not previously disclosed to the Trust on the form entitled "Disclosure of Personal Holdings."

____ During the period covered by this report, I have established a securities account not previously disclosed to the Trust on the form entitled "Disclosure of Personal Holdings" AND HAVE ATTACHED TO THIS CERTIFICATION AN UPDATED FORM.

NOTHING TO REPORT


____  I have nothing to report for this quarter.

This report need not include (i) direct obligations of the Government of the United States, (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, (iii) shares issued by open-end funds, (iv) transactions which you had no direct or indirect influence or control, (v) transactions that are not initiated, or directed, on the part of the access person, and (vi) securities acquired upon the exercise of rights issued by the issuer to all shareholders pro rata. This report is not an admission that you have or had any direct or indirect beneficial ownership in the securities listed above.



                                         Date:
-------------------------------------         ----------------------------------

                                    EXHIBIT C
                         DISINTERESTED TRUSTEE'S REPORT
                   FOR THE QUARTER ENDED _____________________


To:      Charles Foster
         --------------------------------------------------------
From:
         --------------------------------------------------------


I HEREBY CERTIFY THAT THE SECURITIES DESCRIBED BELOW WERE PURCHASED OR SOLD ON THE DATE(S) INDICATED. SUCH SECURITIES WERE PURCHASED OR SOLD IN RELIANCE UPON PUBLIC INFORMATION LAWFULLY OBTAINED BY ME THROUGH INDEPENDENT RESEARCH. MY DECISION TO ENTER INTO SUCH TRANSACTION(S) WAS NOT BASED UPON INFORMATION OBTAINED AS A RESULT OF MY SERVICE AS A TRUSTEE OF THE TRUST.


SECURITIES PURCHASED/ACQUIRED

                                           Number of Shares or                                                Name of
      Security              Trade               Principal            Per Share           Total             Broker, Dealer
    Description             Date                 Amount                Price             Amount               or Bank

------------------    ----------------     -------------------     --------------   ----------------     --------------------
------------------    ----------------     -------------------     --------------   ----------------     --------------------

SECURITIES SOLD/DISPOSED

                                           Number of Shares or                                                Name of
      Security              Trade               Principal            Per Share           Total             Broker, Dealer
    Description             Date                 Amount                Price             Amount               or Bank

------------------    ----------------     -------------------     --------------   ----------------     --------------------
------------------    ----------------     -------------------     --------------   ----------------     --------------------

A Disinterested Trustee need only report a transaction if such Trustee, at the time of that transaction, knew or, in the ordinary course of fulfilling his official duties as a Trustee of the Trust, should have known that, during the 15-day period immediately preceding the date of the transaction by the Trustee, such security is or was purchased or sold by the Trust or was being considered for purchase or sale by the Trust or its investment adviser. Further, this report need not include (i) direct obligations of the Government of the United States, (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, (iii) shares issued by money market funds, (iv) shares issued by open-end funds other than the Trust, (v) shares issued by unit investment trusts that are invested exclusively in one or more open-end investment companies other than the Trust, (v) transactions which you had no direct or indirect influence or control, (vi) transactions that are not initiated, or directed, on the part of the access person, and (vii) securities acquired upon the exercise of rights issued by the issuer to all shareholders pro rata. This report is not an admission that you have or had any direct or indirect beneficial ownership in the securities listed above.




                                                  Date:
-------------------------------------------            -------------------------

                                    EXHIBIT D
                           ANNUAL CERTIFICATION FORM


     This is to certify that I have read and understand the Code of Ethics of American Pension Investors Trust and Yorktown Management & Research Company, Inc. as amended February 1, 2005, and that I recognize that I am subject to the provisions thereof and will comply with these provisions.

     This is to further certify that I have complied with the requirement of the Code of Ethics and that I have reported all personal securities transactions, holdings and securities accounts required to be disclosed or reported pursuant to the Code of Ethics.


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                                       Signature



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                                       Position


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